UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 2, 2016
(Date of Earliest Event Reported)

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 2, 2016, Potlatch Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company's Proxy Statement filed with the SEC on April 1, 2016. The certified results of the stockholder vote are as follows:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors to hold office until the 2019 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
Michael J. Covey	31,598,223	542,240	134,742	5,216,844
Charles P. Grenier	31,934,273	214,722	126,210	5,216,844
Gregory L. Quesnel	31,944,564	205,304	125,337	5,216,844

Proposal 2 - Ratification of the Appointment of KPMG, LLP as Independent Auditors for 2016

The stockholders ratified the appointment of KPMG, LLP as the Company's independent auditors for 2016.

For	Against	Abstain
37,305,859	95,845	90,345

Proposal 3 - Advisory vote to approve executive compensation

The stockholders approved compensation paid to the company's named executive officers.

For	Against	Abstain	Broker non-votes
31,786,313	315,357	173,535	5,216,844

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2016

POTLATCH CORPORATION

By:     /s/ Lorrie D. Scott
Name:    Lorrie D. Scott
Title:    Vice President, General Counsel
and Corporate Secretary